UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 28, 2026
Date of Report (Date of earliest event reported)

N-able, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40297	85-4069861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Corporate Drive
Suite 400
Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (781) 328-6490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	NABL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
N-able, Inc. (the “Company”) held its annual meeting of stockholders on May 28, 2026 (the “Annual Meeting”). As of April 1, 2026, the record date for the Annual Meeting, 188,378,290 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal One: Election of Class II Directors

Each of the following persons was duly elected by the Company’s stockholders as a Class II director to serve for a term of three years expiring at the 2029 annual meeting of stockholders or until a successor has been duly elected and qualified, with votes as follows:

Class II Director	For	Withheld	Broker Non-Votes

Michael Bingle	145,959,635	25,775,454	10,712,004
Darryl Lewis	166,023,269	5,711,820	10,712,004
James Cameron McMartin	150,711,369	21,023,720	10,712,004

Proposal Two: Ratification of Appointment of Company’s Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the stockholders, with votes as follows:

For	Against	Abstain

182,242,564	104,631	99,898

Proposal Three: Advisory Vote on Named Executive Officer Compensation

The approval, on a non-binding advisory basis, of the compensation of our named executive officers was approved by the stockholders, with votes as follows:

For	Against	Abstain	Broker Non-Votes

170,636,357	1,069,010	29,722	10,712,004

No other matters were brought before the Annual Meeting and no other votes were held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-able, Inc.

Dated:	June 2, 2026	By:	/s/ Tim O'Brien

Tim O'Brien
Chief Financial Officer